Exhibit 10.2 CANANDAIGUA NATIONAL CORPORATION 1989 INCENTIVE STOCK PLAN

CANANDAIGUA NATIONAL CORPORATION
1989 INCENTIVE STOCK PLAN

1. PURPOSES

The purposes of this 1989 Incentive Stock Plan ("Plan") are to further the growth and profitability of Canandaigua National Corporation and its affiliates by providing a stock incentive program that will be an incentive to Key Employees (as defined below) of Canandaigua National Corporation and its affiliates whose contributions are important to the continued success of the Company.

2. DEFINITIONS

(a) "Board" means the Board of Directors of Canandaigua National Corporation.

(b) "Committee" means the Compensation Committee of the Board or such other Committee as the Board designates to administer the Plan. The Committee shall consist of not less than three members of the Board who axe not employees.

(c) "Common Stock means Common Stock of Canandaigua National Corporation.

(d) "Company" means Canandaigua National Corporation and any directly or indirectly controlled subsidiary.

(e) "Redemption Value" of a share of Common Stock on any date means the higher of: (1) the book value of a share of Common Stock as of the end of the fiscal quarter of the Company immediately preceding the valuation date (2) if the shares are listed on a national stock exchange, the average of the highest and lowest sale prices of a share of Common Stock on the business day next prior to that date. In the event no sales are made on such day, the Redemption Value for such day shall be deemed to be (i) the average of the closing bid and asked prices for that day on the principal stock exchange on which the shares are traded; (ii) if the shares are not listed on any such exchange, the average of the closing bid and asked prices of a share of Common Stock quoted by the NASDAQ System on the business day next prior to such date; or (iii) if the shares are neither listed on a national stock exchange nor quoted on the NASDAQ System, the higher of: (A) the most recent valuation of a share of Common Stock for the Company's Employee Stock Ownership Plan; or (B) the average price per share of Common Stock at the most recent public auction of shares of Common Stock which is determined to be a representative auction by the Committee.

(f) "Key Employees" means senior officers and other key employees of the Company.

(g) "Participant" means a Key Employee of the Company to whom a grant has been made by the Committee.

(h) "Plan" means the Canandaigua National Corporation 1989 Incentive Stock Plan.

3. ADMINISTRATION

Within the limitations prescribed herein, the Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall be authorized to interpret the Plan and the grants and awards made under the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any grant or award thereunder in the manner and to the extent the Committee deems desirable. Any determination by the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

4. GRANTS AND AWARDS

Grants and awards under the Plan may be in the form of (i) phantom stock awards (PSA) as described in Section 5 and (ii) stock appreciation rights (SAR) as described in Section 6.

5. TERMS AND CONDITIONS OF PHANTOM STOCK AWARDS

(a) Phantom stock awards covering phantom shares of Common Stock ("PSAs") may be granted to such Key Employees in such numbers and at such times during the term of the Plan as the Committee shall determine.

(b) Each PSA granted under the Plan shall be evidenced by a written PSA agreement executed by the Company and the participant in such form and subject to such terms and conditions as the Committee shall determine and as are not inconsistent with the provisions of the Plan, including the following:

(i) Number of phantom shares -- The number of phantom shares of Common Stock covered by a PSA shall be determined by the Committee.

(ii) Duration of PSAs -- The duration of any PSA shall be determined by the Committee.

     (iii) Exercise of a PSA -- Each PSA shall be exercisable, with respect to phantom shares of Common Stock, at such times as determined by the Committee. The Committee may at any time, in its sole discretion, accelerate the time during which a PSA shall be exercisable in whole or in part. PSAs may be exercised from time to time by written notice to the Company stating the number of phantom shares of Common Stock with respect to which the PSA is being exercised.

     (iv) Payment -- Upon the exercise of a PSA, the Company shall pay to the Participant an amount equal to the product of the Redemption Market Value (as determined in 2 (e) above) of a share of Common Stock and the number of phantom shares of Common Stock with respect to which the PSA is exercised. Such payment may be made in cash or in shares of Common Stock or a combination of both, as the Committee shall determine.

(v) Non-transferability of PSAs -- a PSA shall not be transferable by a Participant except by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

     (vi) Termination of Employment -- On the termination of a Participant's employment, each PSA previously granted to him shall expire; provided, however, if employment is terminated by reason of death, disability, retirement or any other reason approved by the Committee, the PSA shall terminate at such time as determined by the Committee.

6. STOCK APPRECIATION RIGHTS

(a) Stock appreciation rights covering shares of Common Stock ("SARs") may be granted to such Key Employees in such numbers and at such times during the term of the Plan as the Committee shall determine.

(b) Each SAR granted under the Plan shall be evidenced by a written agreement executed by the Company and the participant, in such form and subject to such terms and conditions as the Committee shall determine and as are not inconsistent with the provisions of the Plan, including the following:

(i) Number of stock appreciation rights - The number of stock appreciation rights covered by a SAR shall be determined by the Committee.

(ii) Duration of SARs - The duration of any SAR shall be determined by the Committee.

     (iii) Exercise of a SAR - Each SAR shall be exercisable at such times as determined by the Committee. The Committee may at any time, in its sole discretion, accelerate the time during which a SAR shall be exercisable in whole or in part. SARs may be exercised from time to time by written notice to the Company stating the portion of a SAR which is being exercised.

     (iv) Payment - The "Award Base Value" of a SAR (the base from which the value of the SAR is measured at its subsequent exercise) shall be the value set by the Committee when the SAR is awarded. A SAR shall entitle the recipient to receive a payment equal to the excess of the Redemption Value (as determined in 2 (e) above) of a share of Common Stock on the date of exercise over the award base value of the SAR. Such payment may be made in cash or in shares of Common Stock or a combination of both, as the Committee shall determine.

(v) Non-transferability of SARs - A SAR shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by him.

     (vi) Termination of Employment - on the termination of a Participant's employment, each SAR previously granted to him shall expire; provided, however, if employment is terminated by reason of death, disability, retirement or any other reason approved by the Committee, the SAR shall terminate at such time as determined by the Committee.

7. REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of a PSA or SAR prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

8. ADJUSTMENTS

(a) In the event of changes in the Common Stock, by reason of a Common Stock dividend or stock split-up, such commensurate adjustment as may be deemed equitable may be made by the Committee in its discretion to give effect to such changes or any other change affecting the Common Stock.

(b) In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in the case of a dissolution or liquidation of the Company, the Board or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall as to outstanding PSAs and SARs, take any of the following action: (i) make appropriate provision for protection of any such outstanding PSAs and SARs by the substitution of grants or awards on substantially similar terms; or (ii) upon written notice to a Participant, provide that any outstanding PSAs or SARs are immediately exercisable and must be exercised within sixty (60) days of the date of such notice or they will be terminated.

9. TERM

The Plan shall become effective on the date it is approved by the Board and shall continue until terminated by the Board.

10. AMENDMENT AND TERMINATION

The Board may, from time to time, amend the Plan in any manner which it deems is in the best interests of the Company, Notwithstanding the above, no amendment or termination shall, without the consent of a Participant, affect his rights with respect to a grant previously made or during the course of any payout period.

11. RIGHTS AS SHAREHOLDERS

A Participant shall possess no rights as shareholder with respect to the shares covered by a PSA or SAR granted to him until the issuance to the Participant of the stock certificate for the shares acquired upon exercise of a PSA or SAR.

12. GOVERNING LAW

The Plan shall be governed by and construed and enforced in accordance with the laws of New York State.

13. TAXES

At the time a Participant is taxable with respect to PSAs or SARs granted hereunder, or the exercise or surrender of the same, the Company shall have the right to withhold from amounts payable to the Participant under the Plan or from other compensation payable to him in its sole discretion, or to require the Participant to pay to it, an amount sufficient to satisfy all federal, state and/or local withholding tax requirements. In the discretion of the Committee, any required withholding amounts with respect to exercise of PSAS and SARs may be satisfied by the holding back by the Company of that number of shares of Common Stock to be issued that have a Fair Market Value as of the exercise date sufficient to satisfy such amount.

14. NO RIGHT TO CONTINUED EMPLOYMENT

Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. The Company reserves the right to terminate the employment of any Participant at any time not withstanding the provisions of the Plan.

Approved, as amended, by the Board of Directors July 11, 1990 and January 6, 1992.

(form of award)
[Canandaigua National Letterhead]

_________________, 1991
Dear___________________

     I am pleased to inform you that the Compensation Committee (the "Committee") of the Board of Directors of Canandaigua National Corporation (the "Company") has selected you to participate in the Canandaigua National Corporation 1989 Incentive Stock Plan (the "Plan"). The terms and conditions of your participation are described in the balance of this letter.

     The Plan text governs the operation of the Plan as well as the terms and conditions of this letter agreement between us, and is hereby incorporated into this letter agreement by reference. To the extent the terms of the Plan and letter are inconsistent, the terms of the letter are to govern. Any capitalized term used in this letter and not defined herein shall have the same meaning as it is defined in the Plan. A copy of the Plan text is enclosed. If you have any questions, please contact___________________.

PHANTOM STOCK AWARD

You are hereby granted, effective ______________, a phantom stock award ("PSA") for _______ phantom shares of Common Stock of the Company. Your PSA represents the right to receive, for each phantom share of Common Stock covered by the PSA, payment equal to the Redemption Value of a share of Common Stock on the date of exercise. Payment will be made in cash or shares of Common Stock or a combination of both, at the Committee's discretion.

Your PSA shall become exercisable upon the later of the following:
1) reaching the age of 55, or
2) attaining 15 years of continuous full-time employment with the Company.

In any event, your PSA shall become exercisable upon your normal retirement. However, the Committee may, in its sole discretion, accelerate the time during which your PSA shall be exercisable in whole or in part.

You exercise your PSA by delivering to _____________, the ____________ the of the Company, written notice specifying the number of phantom shares of the Company as to which the PSA is exercised. No payment is required from you. As soon as possible after written notice of surrender is delivered, you will be paid, for each phantom share of Common Stock as to which your PSA is exercised the Redemption Value of a share of Common Stock on the date of exercise. Payment will be made in cash or shares of Common Stock or a combination of both, at the Committee's discretion.

STOCK APPRECIATION RIGHTS

You are hereby granted, effective ____________, ______ stock appreciation rights covering shares of Common Stock of the Company ("SARs"). Each of your SARs represents the right receive payment equal to the amount, if any, by which the Redemption Value of a share of Common Stock on the date of exercise exceeds $_____, the _(year)_ Award Base of a share of Common Stock.

Your SARs shall become exercisable at five years from the effective date and may thereafter be exercised in whole or in part.

You exercise your SARs by delivering to_____________, the ______________ of the Company, written notice specifying the number of SARs exercised. No payment is required from you. As soon as possible after written notice is delivered, you will be paid, for each SAR exercised, the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Award Base Value set forth above.

TERMINATION OF EMPLOYMENT

On termination of your employment with the Company prior to the date they become exercisable, your PSA will be canceled. However, your PSA and SARs will not be canceled and shall be exercisable at such times as the Committee shall determine in its sole discretion if termination is by reason of: (1) death, (2) permanent disability or (3) as determined in the sole discretion of the Committee: (i) normal retirement at or after age sixty-five, (ii) early retirement prior to age sixty-five, or (iii) in extraordinary circumstances.

Notwithstanding the foregoing, if your employment with the Company is terminated for "cause", your PSA and SARs shall be canceled.

AUTHORITY OF COMMITTEE

The Committee has the authority, in its sole discretion, to interpret the Plan and to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The scope of the Committee's authority is more fully described in the Plan text. All determinations and actions of the Committee are final, conclusive and binding on you.

MISCELLANEOUS

You have no right to assign or transfer your PSA or SARs, except by will or the laws of descent and distribution. During your life, your PSA or SARs are exercisable only by you.

Payments will be made to you net any tax withholding. No payments will be made until written notice of exercise or other written request for payment is delivered to the _______________of the Company.

Nothing in this letter agreement or in the Plan gives you any right to continue in the employment of the Company or any subsidiary or affiliate.

Awards under the Plan are not included in the determination of benefits for you under any fringe benefit plan of the Company.

This letter agreement shall be binding on and inure to the benefit of the Company and its subsidiaries, affiliates and parent corporations (and their successors and assigns) and you (and your estate).

This letter agreement shall be governed, construed and enforced in accordance with the laws of the State of New York.

If the foregoing is acceptable to you, kindly acknowledge your acceptance by signing the enclosed copy of this letter and returning it to _______________________ by_____________________.

Again, my congratulations to you on being selected to participate in the Plan this year.

Very truly yours,
CANANDAIGUA NATIONAL CORPORATION
BY__________________________
George W. Hamlin, IV, President

AGREED TO AND ACCEPTED

this ______________day of _________________, (year)

________________________
Plan Participant